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                                                                   Exhibit 99.03
                           RESIDUAL VALUE OBLIGATION

           QUARTERLY CERTIFICATE FOR THE QUARTER ENDED JUNE 30, 2002

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

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
Securitization Distribution Dates during quarter:         April 15, 2002        May 15, 2002        June 17, 2002

Allocation Dates during quarter:                          April 16, 2002        May 16, 2002        June 18, 2002

Payment Date during quarter:                                                                                   NA

AFCC Amount at beginning of quarter:                                                                $ 557,754,108

AFCC Amount at end of quarter:                                                                      $ 535,606,192

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                         $          -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                    $          -

Accrued RVO Payment Amount as of such Payment Date:                                                 $          -

Number of RVO's outstanding as of the applicable record date                                        N/A

Payment per RVO:                                                                                    $          -


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AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


       Residual Cash Flow Allocated for current period                                              $  29,127,765

       Cumulative Residual Cash Flow not covered by allocation (to be carried forward)              $          -

       Excess Litigation Reserve allocated:                                                         $          -

RVO EXPENSES:

       Residual Cash Flow allocated to RVO Expenses:                                                $       5,300

       Cumulative RVO Expenses not covered by allocation (to be carried forward):                   $          -

LITIGATION EXPENSES:

       Residual Cash Flow allocated to Litigation Expenses:                                         $          -

       Cumulative Litigation Expenses not covered by allocation (to be carried forward):            $          -

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AFCC AMOUNT:

       AFCC Amount at end of immediately preceding Allocation Date:                                 $ 557,754,108

          plus:  AFCC Interest added on immediately preceding Securitization
                 Distribution Date:                                                                 $   6,971,926


          less:  Residual Cash Flow allocated to AFCC Amount:                                       $ (29,122,465)

       AFCC Amount after allocation:                                                                $ 535,603,569

ACCRUED RVO PAYMENT AMOUNT:

       Residual Cash Flow allocated to Accrued RVO Payment Amount on such
       Allocation Date:                                                                             $          -

          plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                 recent Payment Date on which RVO Payments were made:                               $          -

       Accrued RVO Payment Amount on such Allocation Date:                                          $          -

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AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


       Residual Cash Flow allocated for current period                                              $   6,560,628

       Cumulative Residual Cash Flow not covered by allocation (to be carried forward)              $          -

       Excess Litigation Reserve allocated:                                                         $          -

RVO EXPENSES:

       Residual Cash Flow allocated to RVO Expenses:                                                $          -

       Cumulative RVO Expenses not covered by allocation (to be carried forward):                   $          -

LITIGATION EXPENSES:

       Residual Cash Flow allocated to Litigation Expenses:                                         $          -

       Cumulative Litigation Expenses not covered by allocation (to be carried forward):            $          -

AFCC AMOUNT:

       AFCC Amount at end of immediately preceding Allocation Date:                                 $ 535,603,569

          plus:  AFCC Interest added on immediately preceding Securitization
                 Distribution Date:                                                                 $   6,695,045


          less:  Residual Cash Flow allocated to AFCC Amount:                                       $  (6,560,628)

       AFCC Amount after allocation:                                                                $ 535,737,986

ACCRUED RVO PAYMENT AMOUNT:

       Residual Cash Flow allocated to Accrued RVO Payment Amount on such
       Allocation Date:                                                                             $          -

          plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                 recent Payment Date on which RVO Payments were made:                               $          -

       Accrued RVO Payment Amount on such Allocation Date:                                          $          -

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AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:


       Residual Cash Flow allocated for current period                                              $   6,828,519

       Cumulative Residual Cash Flow not covered by allocation (to be carried forward)              $          -


       Excess Litigation Reserve allocated:                                                         $          -

RVO EXPENSES:

       Residual Cash Flow allocated to RVO Expenses:                                                $          -

       Cumulative RVO Expenses not covered by allocation (to be carried forward):                   $          -

LITIGATION EXPENSES:

       Residual Cash Flow allocated to Litigation Expenses:                                         $          -

       Cumulative Litigation Expenses not covered by allocation (to be carried forward):            $          -

AFCC AMOUNT:

       AFCC Amount at end of immediately preceding Allocation Date:                                 $ 535,737,986

          plus:  AFCC Interest added on immediately preceding Securitization
                 Distribution Date:                                                                 $   6,696,725



          less:  Residual Cash Flow allocated to AFCC Amount:                                       $  (6,828,519)

       AFCC Amount after allocation:                                                                $ 535,606,192

ACCRUED RVO PAYMENT AMOUNT:

       Residual Cash Flow allocated to Accrued RVO Payment Amount on such
       Allocation Date:                                                                             $          -

          plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most
                 recent Payment Date on which RVO Payments were made:                               $          -

       Accrued RVO Payment Amount on such Allocation Date:                                          $          -

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